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                                                                    EXHIBIT 10.1

                                 PROMISSORY NOTE

$1,600,000.00                                                    January 4, 2001

           FOR VALUE RECEIVED, STANLEY M. TAUBE AND PATRICIA TAUBE, jointly and severally (collectively, the "Borrower"), hereby promises to pay to the order of BERMAN CONSULTING CORP., a Minnesota corporation ("Lender") at 130 Cheshire Lane, Minnetonka, Minnesota 55305, or at such other place as the Lender hereof may from time to time designate in writing,

           (i) the principal sum of up to One Million Six Hundred Thousand and 00/100 Dollars ($1,600,000.00) or such other amount as may be due and owing to Lender for the repayment of amounts advanced by Lender to Borrower, which principal amount shall be payable in full on November 1, 2002; plus

           (ii) interest on the unpaid principal balance of this Note from time-to-time outstanding at the applicable federal floating monthly short-term rate under Section 1274 of the Internal Revenue Code of 1986, as amended, payable at maturity.

           The Borrower agrees not to prepay, in whole or in part, the unpaid principal balance hereof..

           This Note is secured by a Pledge Agreement of even date herewith, pursuant to which the Borrower has granted the Lender a security interest in 200,000 shares of Lakes Gaming, Inc. common stock (the "Collateral"), provided however that at Lender's option Lender may advance up to $800,000 hereunder to Borrower by paying such amount directly to the current pledgee of the Collateral. Borrower represents and warrants that the loan currently encumbering the Collateral does not exceed $800,000 and that upon payment of such amount, the current pledgee of the Collateral will release any security interest it has therein.

           On or after November 1, 2002, the Lender shall have the right, at Lender's sole discretion, to take legal title to the Collateral in exchange for cancellation of the Borrower's principal and interest obligations under this Note.

           The Borrower agrees to pay all costs of collecting this Note including, but not limited to, attorneys' fees and legal expenses (whether suit is commenced or not and whether such cost or expense is paid or incurred prior to or after entry of judgment) including costs and expenses in litigation, bankruptcy or insolvency proceedings together with interest on any such costs from the date paid at the interest rate then in effect under this Note.

           This Note shall be construed and interpreted in accordance with the laws of the State of Minnesota. The Borrower hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Note or any security or guarantee for this Note and waive any argument that venue in such forums is not convenient, and agree that any litigation initiated by the Borrowers against the payee or any other holder of this Note relating in any way to this Note or any security or guarantee for this Note shall be venued in either the District Court of Hennepin County, Minnesota or the United States District Court, District of Minnesota, Fourth Division.

           No waiver of any right or remedy under this Note shall be valid unless in a writing executed by the holder of this Note and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of the holder of this Note shall be cumulative and may be exercised singly, concurrently or successively.

           The Borrower hereby waives presentment for payment, demand, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note.




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         Each of the undersigned is primarily liabile herein as co-maker, and neither are merely "accommodation parties." The undersigned each waive all defenses based upon the status of an accommodation party.




                                                   /s/ Stanley M. Taube
                                                   -----------------------------
                                                   STANLEY M. TAUBE



                                                   /s/ Patricia Taube
                                                   -----------------------------
                                                   PATRICIA TAUBE